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January 31, 2007

IXIS Advisor Funds Trust I
IXIS Advisor Funds Trust II
Loomis Sayles Funds I
Loomis Sayles Funds II
399 Boylston Street
Boston, MA 02116

Re: Fee Waiver/Expense Reimbursement

Ladies and Gentlemen:

   Loomis, Sayles & Company, L.P. notifies you that it will waive its management fee (and, to the extent necessary, bear other expenses of the Funds listed below) through January 31, 2008 to the extent that expenses of each class of a Fund, exclusive of brokerage, interest, taxes and deferred organizational and extraordinary expenses, would exceed the following annual rates:

Name of Fund                                         Expense Cap
------------                                         ------------------------------------
February 1, 2007 through January 31, 2008:

   Loomis Sayles Aggressive Growth Fund              1.00% for Institutional class shares
                                                     1.25% for Retail class shares

   Loomis Sayles Bond Fund                           0.75% for Institutional class shares
                                                     1.00% for Retail class shares
                                                     1.25% for Admin class shares

   Loomis Sayles Small Cap Growth Fund               1.00% for Institutional class shares
                                                     1.25% for Retail class shares

   Loomis Sayles Small Cap Value Fund                0.90% for Institutional class shares
                                                     1.15% for Retail class shares
                                                     1.40% for Admin class shares

   Loomis Sayles Value Fund                          0.85% for Institutional class shares
                                                     1.10% for Retail class shares


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
Loomis Sayles Global Markets Fund                    1.25% for Class A shares
                                                     2.00% for Class C shares
                                                     1.00% for Class Y shares

Loomis Sayles Fixed Income Fund                      0.65% for Institutional class shares

Loomis Sayles Institutional High Income Fund         0.75% for Institutional class shares

Loomis Sayles Investment Grade Fixed Income Fund     0.55% for Institutional class shares

Loomis Sayles Tax-Managed Equity Fund                0.65% for Institutional class shares

Loomis Sayles Global Bond Fund                       0.75% for Institutional class shares
                                                     1.00% for Retail class shares

Loomis Sayles Growth Fund                            1.25% for Class A shares
                                                     2.00% for Class B shares
                                                     2.00% for Class C shares
                                                     0.85% for Class Y shares

Loomis Sayles Research Fund                          1.25% for Class A shares
                                                     2.00% for Class B shares
                                                     2.00% for Class C shares
                                                     0.85% for Class Y shares

Loomis Sayles Investment Grade Bond Fund             0.95% for Class A shares
                                                     1.70% for Class B shares
                                                     1.70% for Class C shares
                                                     0.55% for Class Y shares
                                                     1.30% for Class J shares

Loomis Sayles Strategic Income Fund                  1.25% for Class A shares
                                                     2.00% for Class B shares
                                                     2.00% for Class C shares
                                                     1.00% for Class Y shares


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Loomis Sayles Inflation Protected Securities Fund    0.40% for Institutional
                                                     class shares

Loomis Sayles Intermediate Duration Fixed Income     0.40% for Institutional
  Fund                                               class shares

Loomis Sayles High Income Fund                       1.15% for Class A shares
                                                     1.90% for Class B shares
                                                     1.90% for Class C shares

Loomis Sayles Massachusetts Tax Free                 0.95% for Class A shares
   Income Fund*                                      1.70% for Class B shares

Loomis Sayles Core Plus Bond Fund*                   1.05% for Class A shares
                                                     1.80% for Class B shares
                                                     1.80% for Class C shares
                                                     0.80% for Class Y shares

Loomis Sayles Limited Term                           1.00% for Class A shares
  Government and Agency                              1.75% for Class B shares
                                                     1.75% for Class C shares
                                                     0.75% for Class Y shares

Loomis Sayles Municipal Income Fund                  0.95% for Class A shares
                                                     1.70% for Class B shares

* The expense caps above account for advisory administration fees payable to IXIS Asset Management Advisors, L.P. Loomis, Sayles & Company, L.P. and IXIS Asset Management Advisors, L.P. have agreed to equally bear the waiver.

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   With respect to each Fund, Loomis, Sayles & Company, L.P. shall be permitted to recover expenses it has borne subsequent to the effective date of this agreement (whether through reduction of its management fee or otherwise) in later periods to the extent that a Fund's expenses fall below the annual rates set forth above. Provided, however, that a Fund is not obligated to pay any such deferred fees more than one year after the end of the fiscal year in which the fee was deferred.

   During the periods covered by this letter agreement, the expense cap arrangement set forth above for each of the Funds may only be modified by a majority vote of the "non-interested" Trustees of the Trusts affected.

   For purposes of determining any such waiver or expense reimbursement, expenses of the class of the Funds shall not reflect the application of balance credits made available by the Funds' custodian or arrangements under which broker-dealers that execute portfolio transactions for the Funds' agree to bear some portion of Fund expenses.

   We understand and intend that you will rely on this undertaking in preparing and filing the Registration Statements on Form N-1A for the above referenced Funds with the Securities and Exchange Commission, in accruing each Fund's expenses for purposes of calculating its net asset value per share and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and expressly permit you to do so.

                                           Loomis, Sayles & Company, L.P.

                                           By:    /s/ Kevin Charleston
                                                  -----------------------------
                                           Name:  Kevin Charleston
                                           Title: Chief Financial Officer

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